PRESS RELEASE
SOURCE:  First Trust Advisors L.P.


  FIRST TRUST ANNOUNCES JOINT SHAREHOLDER APPROVAL OF FIRST TRUST DIVIDEND AND
           INCOME FUND'S MERGER INTO FIRST TRUST HIGH INCOME ETF, AN
                     ACTIVELY-MANAGED EXCHANGE-TRADED FUND

Wheaton, IL - (BUSINESS WIRE) - October 3, 2016 - First Trust Advisors L.P. ("FTA") announced today that shareholders of First Trust Dividend and Income Fund (NYSE: FAV), a closed-end fund managed by FTA, have approved the fund's merger with and into First Trust High Income ETF (Nasdaq: FTHI), an actively-managed exchange-traded fund and series of First Trust Exchange-Traded Fund VI (the "Trust"), at a Joint Special Meeting of Shareholders on October 3, 2016. At the same meeting, shareholders of FTHI approved the issuance of FTHI shares in connection with the merger. As previously announced, the merger was approved by the Board of Trustees of each of FAV and the Trust on March 18, 2016.

      Upon the completion of the transaction, which is expected to be tax-free, the assets of FAV will be transferred to, and the liabilities of FAV will be assumed by, FTHI, and shareholders of FAV will receive shares of FTHI with a value equal to the aggregate net asset value of the FAV shares held by them. The closing date of the merger is expected to occur as soon as reasonably practicable, but no later than October 31, 2016.

      FTHI is an actively-managed ETF that seeks to provide current income, with a secondary investment objective of capital appreciation. FTHI pursues these investment objectives by combining a stock portfolio with an index option strategy. FTHI invests primarily in U.S. equity securities of all market capitalizations, favoring high dividend-paying common stocks. FTHI also utilizes an options strategy in which it writes (sells) U.S. exchange-traded covered call options on the S&P 500 index seeking to generate additional cash flow in the form of premiums on the options that may be distributed to shareholders on a monthly basis.

      First Trust Advisors L.P., along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $99.6 billion as of August 31, 2016 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts

ADDITIONAL INFORMATION / FORWARD-LOOKING STATEMENTS

      This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of FAV or FTHI. Certain statements made in this news release that are not historical facts are referred to as "forward-looking statements" under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, FAV and FTHI undertake no responsibility to update publicly or revise any forward-looking statements.

      An investor should carefully consider the investment objectives, risks, charges and expenses of FAV or FTHI, as applicable, before investing. The prospectuses for FAV and FTHI contain this and other important information and are available free of charge by calling toll-free at 1-800-621-1675 or writing FAV or FTHI at 120 East Liberty Drive, Suite 400, Wheaton, IL 60187. The prospectus should be read carefully before investing.



CONTACT:        Jeff Margolin - (630) 915-6784
CONTACT:        Jim Dykas - (630) 517-7665
SOURCE:         First Trust Advisors L.P.